Exhibit 99.3

November 14, 2016

Regency Team,

Lisa and I have some extremely exciting news to share with you regarding the future of Regency. We have entered into a definitive agreement to acquire Equity One, that clearly creates the preeminent shopping center owner, operator developer. This strategic transaction combines two complementary platforms resulting in a high quality, unparalleled national portfolio of 429 dominant centers with more than 58 million square feet located in dense in-fill and affluent trade areas.

By joining forces with Equity One, we are creating an even stronger company that is poised to benefit from increased size and scale, deeper penetration into high density trade areas, greater tenant diversity, enhanced financial strength and flexibility, and an expanded redevelopment pipeline and unparalleled embedded growth potential. Together, we will be better positioned to capitalize on asset management and investment opportunities to deliver sustained growth and value to our shareholders.

We expect the 100% stock transaction to close in the first quarter or early in the second quarter of 2017, subject to shareholder approvals and other customary closing conditions. Until then, it remains business as usual with Regency and Equity One continuing to operate as separate and distinct companies. Once the transaction closes, we will continue to lead Regency along with the rest of our senior management team. We expect the integration process will be smooth and streamlined, with no interruption to our day-do-day operations.

To provide more information and context on this compelling transaction, we will host an employee Town Hall meeting on Thursday at 1:30 PM ET / 10:30 AM PT. Conference call information will be circulated to local office leaders and office coordinators. We encourage you to join the call with your respective teams if you are able. Look for an outlook appointment from Amy D’Olimpio on your calendars.

In the meantime, we invite you to read the Regency Press Release and Investor Presentation at 4:30 pm today.

We, along with other members of our senior management team, will be attending NAREIT, the industry’s top investor conference, tomorrow to discuss the virtues of the merger with our shareholders—many of which are also shareholders of Equity One.

Thanks again for your hard work and dedication to Regency. The success we’ve collectively achieved has made this very unique combination possible. We are excited about this terrific transaction and the opportunities it will create for all our stakeholders over the long-term. We hope you share that enthusiasm.

Sincerely,

Hap Stein – Chief Executive Officer, and Lisa Palmer – President & Chief Financial Officer

Cautionary Statement Regarding Forward-Looking Information

The information presented herein may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Regency’s and Equity One’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

In addition to factors previously disclosed in Regency’s and Equity One’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the occurrence of any event, change or other circumstances that could give rise to right of one or both of the parties to terminate the definitive merger agreement between Regency and Equity One; the outcome of any legal proceedings that may be instituted against Regency or Equity One; the failure to obtain necessary shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of changes in the economy and competitive factors in the areas where Regency and Equity One do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; Regency’s ability to complete the acquisition and integration of Equity One successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; changes in asset quality and credit risk; the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Regency or Equity One; risks associated with the industry concentration of tenants; the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; significant costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; and changes in local, national and international financial market, insurance rates and interest rates. Regency and Equity One do not intend, and undertake no obligation, to update any forward-looking statement.

Important Additional Information

Investors and security holders are urged to carefully review and consider each of Regency’s and Equity One’s public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Regency with the SEC may be obtained free of charge at Regency’s website at www.regencycenters.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Regency by requesting them in writing to One Independent Drive, Suite 114, Jacksonville, FL 32202, or by telephone at (904) 598-7000.

The documents filed by Equity One with the SEC may be obtained free of charge at Equity One’s website at www.equityone.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Equity One by requesting them in writing to 410 Park Avenue, Suite 1220, New York, NY 10022, or by telephone at (212) 796-1760.

In connection with the proposed transaction, Regency intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Equity One and Regency and a prospectus of Regency, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Equity One and Regency are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of each party seeking the required shareholder approval. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Regency or Equity One as described in the paragraphs above.

Participants in the Solicitation

Regency, Equity One, and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Regency and Equity One shareholders in connection with the proposed transaction. Information about the directors and executive officers of Regency and their ownership of Regency common stock is set forth in the definitive proxy statement for Regency’s 2016 annual meeting of shareholders, as previously filed with the SEC on March 14, 2016. Information about the directors and executive officers of Equity One and their ownership of Equity One common stock is set forth in the definitive proxy statement for Equity One’s 2016 annual meeting of shareholders, as previously filed with the SEC on April 1, 2016. Regency and Equity One shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the paragraphs above.